UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2012 (October 15, 2012)

Bazi International, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File Number: 001-32420

841575085
(IRS Employer Identification No.)

18552 MacArthur Boulevard, Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant's Telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Merger Agreement

On October 15, 2012 (the “Closing Date”), Bazi International, Inc. (the "Company") completed the previously announced Merger (as defined below) pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") among the Company, Bazi Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), True Drinks, Inc., a Delaware corporation formerly known as GT Beverage Company, Inc. ("True Drinks"), and MKM Capital Advisors, LLC, a Delaware limited liability company, for the benefit of Holders (as defined below) (the “Holder Representative”), pursuant to which Merger Sub merged with and into True Drinks with True Drinks continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger").

Pursuant to the terms and conditions of the Merger Agreement, on the Closing Date, each holder of shares of True Drinks common stock, par value $0.001 per share ("True Drinks Common Stock"), has the right to receive shares of the Company's newly-created Series A Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock"), which shares of Preferred Stock are convertible into, and represent on an as-converted basis, approximately 95.5% of the issued and outstanding shares of the Company's common stock, par value $0.001 per share ("Common Stock"), with the remaining 4.5% retained by holders of Common Stock existing immediately prior to the Closing Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Preferred Stock

In connection with the Merger, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Bazi International, Inc. (the “Certificate of Designation”) with the Office of the Nevada Secretary of State on October 15, 2012, thereby creating a series of 1,544,565 shares of the Preferred Stock.  The following is a summary of the voting powers, preferences and relative, participating, optional and other special rights of the shares of Preferred Stock, as set forth in the Certificate of Designation:

•
Dividends.   Subject to certain exceptions, if the Board of Directors of the Company (the “Board”) declares a dividend on the outstanding shares of Common Stock, such dividend will be declared and paid on each outstanding share of Preferred Stock, prior to and in preference to any dividends declared and paid on the Common Stock, in an amount equal to the aggregate amount of the dividend to which such share of Preferred Stock would have been entitled had such share been converted into shares of Common Stock.

•
Liquidation.  Upon any Liquidation (as defined in the Certificate of Designation), the holders of Preferred Stock will be entitled to be paid $10.00 per share of Preferred Stock plus any accrued but unpaid dividends (the “Preferred Liquidation Preference”) before any payments are made to the holders of any shares Common Stock.

•
Voting.  Holders of Preferred Stock and holders of Common Stock will vote together on all matters requiring approval from the stockholders.  Holders of Preferred Stock, voting separately as a single class, shall also have the right to elect the number of directors constituting a majority of the Board.

•
Conversion.  The Preferred Stock is automatically convertible into Common Stock upon the earlier of (a) the expiration of the twenty calendar day period set forth in Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, and (b) such time as there are sufficient authorized but unissued shares (which have not otherwise been reserved or committed for issuance), in each case to permit the conversion of all the shares of Preferred Stock into shares of Common Stock.  Upon conversion, each share of Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Preferred Liquidation Preference by the Conversion Price (as defined in the Certificate of Designation), which will initially be $0.00610403.

•
Redemption.  The Company will redeem all of the then outstanding shares of Preferred Stock on the effective date of any Change of Control (as defined in the Certificate of Designation).  In the case of any such redemption, the Company shall redeem each share of Preferred Stock for cash in an amount equal to the Preferred Liquidation Preference.

•
Protective Provisions.  So long as any shares of Preferred Stock are outstanding, the Company will not, without obtaining the approval of the holders of the majority of the shares of Preferred Stock, among other things: (a) amend its Articles of Incorporation, Bylaws or the Certificate of Designation, (b) issue shares of any series of stock that would rank above or equal to the Preferred Stock, (c) make any Restricted Payments (as defined in the Certificate of Designation), or (d) subject the Company to any transaction that would be a Change of Control (as defined in the Certificate of Designation).

The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger Agreement, the Company and the Holder Representative entered into a Registration Rights Agreement dated as of October 15, 2012 (the “Registration Rights Agreement”).  Holders of True Drinks Common Stock that receive or received beneficial ownership of Preferred Stock pursuant to the Merger Agreement, so long as they hold any Registrable Shares (as defined below), or any other person that is the beneficial owner of Common Stock or Preferred Stock as a result of the sale, assignment or other transfer of Common Stock or Preferred Stock originally issued by the Company to such holders of True Drinks Common Stock or of Common Stock issuable or issued upon the conversion or exercise of any securities originally issued by the Company to holders of True Drinks Common stock that are convertible into or exercisable for Common Stock are referred to as “Holders”.  The shares of Common Stock and Preferred Stock held at any time by an initial Holder or, subject to compliance with the assignment provisions of the Registration Rights Agreement, any other person that is the beneficial owner of such Common Stock or Preferred Stock as a result of the sale, assignment or other transfer of such Common Stock or Preferred Stock originally issued by the Company to a Holder are referred to as “Registrable Shares.”

Under the Registration Rights Agreement, the Holders have certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Shares pursuant to which the Company is required to use its best efforts to effect the registration of such Registrable Shares on the applicable form or to include such Registrable Shares in such registration or offering on the same terms and conditions as such other securities being registered, as applicable.  These registration rights are subject to conditions and limitations, including lock-up restrictions which may have been imposed on the Company prohibiting registration, the total number of demand registrations that the Company is required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under specified circumstances.  The Company will pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter or brokers’ discounts or commissions.  The Company also agreed to indemnify Holders and the Holder Representative with respect to certain liabilities under the securities laws in connection with registrations pursuant to the Registration Rights Agreement.

Item 1.02.  Termination of a Material Definitive Agreement

Services Agreement

On the Closing Date, the Services Agreement that the Company entered into with True Drinks on June 7, 2012 (the "Services Agreement") terminated pursuant to its terms.  Pursuant to the Services Agreement, among other things, the Company provided certain management services to True Drinks, such as management of sales, marketing, and operations, and the direction of business planning and decisions and supplier relationships of True Drinks, in exchange for a monthly fee.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Note

On the Closing Date, the Revolving Line of Credit Note that the Company issued in favor of True Drinks on June 7, 2012 in an initial principal amount of $254,185 (the "Note") matured pursuant to its terms.  The Note replaced an approximate equivalent amount of indebtedness previously owed to True Drinks and its affiliates under separate instruments of indebtedness. The Note permitted the Company to borrow up to $600,000 from time to time. Borrowings under the Note accrued interest at the rate per annum equal to the lesser of 1% or the maximum non-usurious interest rate permitted under applicable law. Borrowings and interest under the Note were secured by all of the inventory, proceeds and supporting obligations of the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth in Items 1.01 and 1.02 above is incorporated in this Item 2.03 by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The description in Item 1.01 above of the issuance of Preferred Stock in connection with the Merger is incorporated in this Item 3.02 by reference. On the Closing Date, holders of True Drinks Common Stock had the right to receive a total of 1,544,565 shares of Preferred Stock, convertible into approximately 2.5 billion shares of Common Stock.  The Company believes the foregoing transaction is exempt from the registration requirements of the Securities Act by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and that exemptions other than the foregoing exemption(s) may exist for the transaction.

This Current Report on Form 8-K is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. Any securities offered in connection with the transactions described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03.  Material Modification to Rights of Security Holders

The description in Item 1.01 above of the Preferred Stock is incorporated in this Item 3.03 by reference.

Item 5.01.  Changes in Control of Registrant

The information set forth in Items 1.01 and 1.02 above is incorporated in this Item 5.01 by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officers

In connection with the Merger, on October 15, 2012, Deborah K. Wildrick resigned as Chief Executive Officer of the Company and Kevin Sherman resigned as President of the Company and transitioned to Vice President of Marketing of the Company.  Neither Ms. Wildrick nor Mr. Sherman were paid a severance in connection with such resignations.

Effective October 15, 2012, the Company appointed Lance Leonard as its Chief Executive Officer and Daniel Kerker as its Chief Financial Officer (together, the “Incoming Officers”).  Mr. Leonard is employed as the Chief Executive Officer of True Drinks.  The Company assumed the Employment Agreement that True Drinks entered into with Mr. Leonard on July 16, 2012 (the “Leonard Agreement”) effective October 15, 2012.  The term of the Leonard Agreement is for a period of three years, which shall extend automatically for successive one year periods unless the Leonard Agreement is terminated by either party.  Mr. Leonard shall receive a base salary in an annual amount of $250,000 and shall be eligible to receive annual bonuses, which, subject to certain conditions, shall be (a) $75,000 for the first year, (b) $125,000 for the second year and (c) $175,000 for the third year of Mr. Leonard’s employment.  Mr. Leonard shall also be entitled to earn stock option compensation equal to a total of 122,869,500 shares of the Company’s Common Stock over the term of the agreement.  Mr. Leonard’s employment may be terminated during the nine month period following the effective date of the Leonard Agreement at any time, in the sole discretion of the Company, and may thereafter be terminated for “Performance Cause”, if the Company consistently fails to meet reasonable performance expectations, or for “Cause”, if Mr. Leonard (a) is convicted of any fraud or embezzlement, (b) commits acts of dishonesty, gross negligence or willful misconduct or (c) violates any law or regulation relating to the business operations of the Company that may have a material adverse effect on the Company.  If the Company terminates Mr. Leonard’s employment for reasons other than for Cause, the Company shall pay a severance in an amount equal to one year of Mr. Leonard’s base salary, and, if the Leonard Agreement is terminated within nine months of its effective date, Mr. Leonard’s base salary for the remainder of such nine month period.

Mr. Kerker is employed as the Chief Financial Officer of True Drinks.  The Company assumed the Employment Agreement that True Drinks entered into with Mr. Kerker on March 1, 2012 (the “Kerker Agreement”) effective October 15, 2012.  The term of the Kerker Agreement is for a period of three years, which shall extend automatically for successive one year periods unless the Kerker Agreement is terminated by either party.  Mr. Kerker shall receive a base salary of $12,500 per month until the earlier of September 1, 2012 or the Company achieving $1,000,000 in monthly gross sales, in which case the base salary shall be increased (a) to $15,000 per month, or (b) if the Company achieves $2,000,000 in monthly gross sales, to $16,250 per month.  Mr. Kerker shall also receive an annual bonus as approved by the Board and shall be entitled to earn stock option compensation to acquire a total of 43,004,325 shares of the Company’s Common Stock over the term of the agreement.  Mr. Kerker’s employment may be terminated for “Cause”, if Mr. Kerker (a) is convicted of any fraud or embezzlement, (b) after written notice, willfully breaches or habitually neglects his duties and responsibilities, (c) commits acts of dishonesty, gross negligence or willful misconduct or (d) violates any law or regulation relating to the business operations of the Company that may have a material adverse effect on the Company.  If the Company terminates Mr. Kerker’s employment for reasons other than for Cause, the Company shall pay a severance in an amount equal to six months of Mr. Kerker’s base salary.

Other than as set forth above or in the Merger Agreement, there are no arrangements or understandings between either of the Incoming Officers and any other person pursuant to which they were appointed as officers.  Neither of the Incoming Officers has a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K.

Incoming Officers

Name	Age	Position
Lance Leonard	47	Chief Executive Officer, Director
Daniel Kerker	39	Chief Financial Officer

Lance Leonard, Chief Executive Officer and Director.    Mr. Leonard has 22 years of consumer product experience.  He began his career in 1990 with M&M/Mars working in the confection division holding a series of sales and management roles within the United States.  In 2000 he joined Nestle where he managed both national account teams and division sales including leading the Costco wholesale National Account team.  He was appointed Western Zone Manager for Nestle Waters in 2006 where he had responsibility for all sales and marketing in 17 western states.  In 2009 Mr. Leonard was appointed Director of Global Customers at Nestle Waters where he helped develop their go-to-market strategies in emerging markets and was responsible for managing one billion dollars in global sales.  Mr. Leonard left Nestle to become the Chief Executive Officer of True Drinks on July 16, 2012.  Mr. Leonard has extensive expertise in the industry, including organizational design.  He is a native of California and received his Bachelor’s degree from California State University, Fresno.

Daniel Kerker, Chief Financial Officer.  Mr. Kerker is a professional with over 15 years experience in finance and accounting in both private and public entities. He spent seven years as Director of Finance at Anheuser-Busch Sales of Los Angeles, an Anheuser-Busch-owned distributor with over $200 million in annual sales, leaving in 2010. Prior to joining True Drinks, Inc., Mr. Kerker spent two years working as interim CFO for Environmental Packaging Technologies in Houston, Texas, and Regeneca, Inc. in Irvine, California.  Mr. Kerker became Chief Financial Officer of True Drinks on March 1, 2012.  Mr. Kerker earned a Bachelors of Science in Finance from California State University, Northridge and an MBA in Finance from UCLA’s Anderson School of Management, where he was a Harold M. Williams Fellow for graduating at the top of his class and won the J. Fred Preston Award for Achievement in Finance.

Directors

Effective upon the consummation of the Merger, Daniel W. Rumsey resigned as a director and the chairman of the Board, and Deborah K. Wildrick, Kevin Sherman, Anthony DiGiandomenico, and Milton Makris each resigned from the Board.  Prior to the resignation of Mr. Rumsey, Timothy Lane was appointed chairman of the Board and a director, and Carl Wistreich, Lou Imbrogno and Lance Leonard (collectively the “Incoming Directors”) were appointed directors of the Company.

Pursuant to the Company’s Director Compensation Plan, non-employee directors (“Outside Directors”) shall receive (a) a $30,000 annual cash retainer, payable in equal quarterly installments, (b) additional committee retainers as determined by the Board and (c) reimbursement for expenses related to Board meeting attendance and committee participation.  The Chairman of the Board shall also receive an additional $20,000 annual retainer.  In addition, Outside Directors other than the Chairman of the Board shall have the option to acquire 36,860,850 shares of Common Stock, which shall vest as follows: 12,286,950 shares in connection with the Outside Director’s appointment, with the remaining options to acquire up to 24,573,900 shares of Common Stock vesting equally on a quarterly basis over the course of three years.  The Chairman of the Board shall have the option to acquire 73,721,700 shares of Common Stock, which shall vest as follows: 24,573,900 shares in connection with the Chairman’s appointment, with the remaining options to acquire up to 49,147,800 shares of Common Stock vesting equally on a quarterly basis over the course of three years.  Directors that are also employees of the Company shall not receive additional compensation for serving on the Board.

There are no arrangements or understandings between any of the Incoming Directors and any other person pursuant to which they were elected as directors other than as set forth in this Section 5.02 or in the Merger Agreement.  There are no transactions in which any of the Incoming Directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.  None of the Incoming Directors have been appointed to any committees of the Board.

Incoming Directors

The following sets forth certain information regarding each of the Incoming Directors:

Name	Age	Position
Timothy Lane	64	Chairman
Carl Wistreich	45	Director
Louis Imbrogno	67	Director
Lance Leonard	47	Chief Executive Officer, Director

Timothy Lane, Chairman.  Mr. Lane is well known for his accomplishments as chief executive officer of PepsiCo Restaurants International for Asia and the Middle East (KFC, Pizza Hut and Taco Bell), including directing KFC’s introduction into China where it holds the lead market position.  At PepsiCo, Mr. Lane guided the company from 250 stores generating losses to a 2,500-store network generating $2.5 billion in revenue and over $200 million in profits within six years.  He began his tenure at PepsiCo in 1981 as Director of Business Planning, quickly rising through the ranks to become president of KFC International, Asia by 1989 and chief executive officer of the company’s restaurants in Asia and the Middle East by 1994.  Mr. Lane is also Co-Founder of The Afghanistan Reconstruction Company, LLC.  In this capacity, he established the first privately owned bank in Afghanistan in partnership with Asian Development Bank and ING.  In Afghanistan, he was also responsible for: rebuilding a significant portion of the Kabul-Kandahar road for USAID; successfully completing the new US Embassy complex in Kabul; and forming a successful partnership to build, own and operate the first 4-star hotel in the region, Hyatt Regency Kabul.  Mr. Lane served as CEO and president of Holiday Inn Worldwide, a hotel group and division of Bass PLC consisting of 2,300 hotels generating $8 billion in revenue.  He began his career as a management consultant for Touche, Ross and Company before joining Masonite Corporation, where he served as general manager of its West Coast fabricating division.  He also served as assistant to the chairman at Consolidated Packaging Company.  Mr. Lane is presently managing director for Everest Advisors, a venture capital advisory firm.  Mr. Lane received a Bachelor of Science in accounting from the University of Dayton and an MBA from the University of Chicago.

Carl Wistreich, Director.  Mr. Wistreich, an entrepreneur, was previously the owner and chief executive of L&B Truck Services Inc., a truck dealership group providing truck service, sales and parts throughout New England.  Prior to purchasing the company, Mr. Wistreich was a Senior Vice President at C&S Wholesale Grocers, Inc., the largest distributor of food and related products to grocery stores in the U.S. with approximately $20 billion in sales.  During his career with C&S, Mr. Wistreich played key roles in the acquisition of several substantial companies and the negotiation of major supply agreements with retailers aggregating over $15 billion in revenue, including the acquisition of Fleming Companies and Grand Union.  In his various executive capacities at C&S, Mr. Wistreich oversaw the sales and customer relations functions, held P&L and oversight responsibility for divisions generating over $3 billion in revenue with 2,000 employees, acted as general counsel, and oversaw the human resources department.  Prior to C&S, Mr. Wistreich was a corporate attorney with Skadden, Arps, Slate, Meagher & Flom, a major international law firm.  While at Skadden Arps, he represented various corporate clients in a wide variety of transactions, including mergers and acquisitions, asset purchases and sales, stock transactions, tender offers, spin-offs, corporate refinancings/restructurings, equity and debt offerings, SEC disclosure, and the implementation of employee stock ownership plans.  Mr. Wistreich holds a J.D. degree from New York Law School, graduating magna cum laude, and a B.A. from Colgate University.

Louis Imbrogno, Director.  Mr. Imbrogno was Senior Vice President of Worldwide Technical Operations for PepsiCo North America and PepsiCo Beverages International and was responsible for Pepsi-Cola’s worldwide beverage quality, concentrate operations, research and development and contract manufacturing.  In this global role, Mr. Imbrogno reported directly to the heads of Pepsi-Cola North America and PepsiCo Beverages International.  Mr. Imbrogno oversaw the companies’ worldwide concentrate manufacturing operations, which supply PepsiCo’s bottlers with concentrate for making beverages.  He was also responsible for the research and development organization, which drives innovation within Pepsi’s beverage portfolio and ensures product quality from raw materials to finished beverage.  In 40 years with PepsiCo, he served in a variety of field operating assignments and staff positions.  A native of New York, Mr. Imbrogno graduated from Westchester Community College and received a degree from the Wharton Executive program.

Lance Leonard, Chief Executive Officer and Director.  Mr. Leonard’s biographical information is set forth above in the “Incoming Officers” subsection of this Item 5.02.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws: Changes in Fiscal Year

The description in Item 1.01 above of the Certificate of Designation is incorporated in this Item 5.03 by reference.

Effective October 15, 2012, in connection with the filing of the Certificate of Designation, the Board amended the Amended and Restated Bylaws of the Company (the "Amendment") to provide that each outstanding share of Company stock shall be entitled to one vote, except as otherwise provided by the terms or provisions of one or more classes or series of preferred stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

Press Release

On October 17, 2012, the Company issued a press release relating to the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release contains statements intended as forward-looking statements that are subject to the cautionary statements about forward-looking statements set forth herein and in the press release.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, includes "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical fact, included herein that reference activities, events or developments that the Company, Merger Sub or True Drinks expect, believe or anticipate will or may occur in the future, including anticipated benefits of the Merger, are forward-looking statements. These forward-looking statements are subject to assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially, including the possibility that the anticipated benefits from the Merger cannot be fully realized or may be significantly delayed, the possibility that costs or difficulties relating to integration of the two companies will be greater than expected, market conditions, operational developments and certain other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither the Company, Merger Sub nor True Drinks intends to update or revise any forward-looking statements, whether as a result of new information, further events or otherwise.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to this Item 9.01(a), if any, are not included in this Current Report on Form 8-K and will be filed on or before the date that is 71 days after the date of filing of this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description
2.1*
Agreement and Plan of Merger among Bazi International, Inc., Bazi Acquisition Sub Inc., GT Beverage Company, Inc. and MKM Capital Advisors, LLC dated as of June 7, 2012 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2012)

3.1	Amendment to the Amended and Restated Bylaws of Bazi International, Inc. (filed herewith)
4.2	Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Bazi International, Inc. (filed herewith)
10.1
Services Agreement  between Bazi International, Inc. and GT Beverage Company, Inc. dated June 7, 2012 (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2012)

10.2	Revolving Line of Credit Note dated June 7, 2012 (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2012)
99.1	Press Release dated October 17, 2012 (filed herewith)

* Pursuant to Item 601(b)(2) of Regulation S-K, Bazi International, Inc. agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Bazi International, Inc.

Date: October 17, 2012	By: /s/ Dan Kerker
Name: Dan Kerker
Title: CFO